As filed with the Securities and Exchange Commission on January 29, 1999

                                                       Registration No. 333
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                  FORM S-3/DRIP
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                                 SUMMIT BANCORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         NEW JERSEY                                    22-1903313
-------------------------------          -------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


                               301 CARNEGIE CENTER
                                  P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3200
       ------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of Registrants Principal Executive Offices)

                                 --------------

                           RICHARD F. OBER, JR., ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       301 CARNEGIE CENTER, P.O. BOX 2066
                           PRINCETON, N.J. 08543-2066
              -------------------------------------------------------
                     (Name and address of agent for service)

                                 (609) 987-3430
           --------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 --------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement is declared effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [_]

     If delivery prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed     Proposed
                                         Maximum      Maximum
    Title of                            Offering     Aggregate       Amount of
 Securities to        Amount to be      Price Per    Offering      Registration
 be Registered         Registered       Unit (2)     Price (2)         Fee
--------------------------------------------------------------------------------
Common Stock,            700,000         $39.88     $27,293,000       $7,588
  $.80 par
  value (and
  associated
  stock purchase
  rights)(1)
================================================================================

(1) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

(2) Estimated solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices on January 22, 1999. The offering price will be determined by the formula set forth in Question 11 of the Prospectus.

--------------------------------------------------------------------------------

     As permitted by Rule 429(b), the Prospectus included herein is a combined prospectus which relates to the Registrant's Registration Statement on Form S-3, Registration No. 33-58152 and constitutes Post-Effective No. 1 to that Registration Statement.

================================================================================

  SUMMIT BANCORP [LOGO]

                                                                      PROSPECTUS

                                 SUMMIT BANCORP.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                   ----------

               (SHARES OF COMMON STOCK, PAR VALUE $.80 PER SHARE)

     The Summit Bancorp. Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides shareholders with a simple and convenient method of purchasing additional shares of Summit Bancorp. ("Summit") common stock. Any holder of record of Summit common stock is eligible to join the Plan. Holders of Summit common stock who do not participate in the Plan will receive cash dividends, as declared, in the usual manner.

     IF YOU PARTICIPATE IN THE PLAN YOU MAY:

* have cash dividends on your shares of Summit common stock automatically reinvested in additional whole and fractional shares of Summit common stock, and

* purchase additional whole and fractional shares of Summit common stock with optional cash payments of up to $25,000 per quarter.

     The Plan may purchase Summit common stock directly from Summit or on the open market, as determined by Summit. As described in more detail in this Prospectus, the purchase price paid when Summit common stock is purchased from Summit will be different from the purchase price paid when the Summit common stock is purchased on the open market. In addition, brokerage fees are passed on to participants when the Plan purchases the Summit common stock on the open market. As of the date of this Prospectus purchases by the Plan are being made on the open market.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES ISSUED THROUGH THIS PROSPECTUS, NOR HAVE THEY DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

     THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                   ----------

 THE DATE OF THIS PROSPECTUS IS JANUARY 29, 1999. PLEASE RETAIN THIS PROSPECTUS
                              FOR FUTURE REFERENCE.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the SEC's public reference facilities in New York, New York and Chicago, Illinois. Our SEC filings also are available to the public from the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information. Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "SUB" and the documents we file with the SEC also are available for inspection and copying at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus is part of a Registration Statement we filed with the SEC to register the stock offered under the Plan and does not contain all of the information set forth in the Registration Statement or the exhibits to the Registration Statement. You should consult the Registration Statement for further information with respect to our company and these securities.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     o    Annual Report on Form 10-K for the year ended December 31, 1997;

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     o    Current Report on Form 8-K dated November 6, 1998; and

     o The description of our Common Stock contained in our Registration Statement on Form 10 filed under Section 12(b) of the Exchange Act dated August 31, 1970 and any amendments or reports filed for the purpose of updating that description.

     o The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act dated August 28, 1989 and any amendments or reports filed for the purpose of updating that description.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address: Secretary, Summit Bancorp., P.O. Box 2066, Princeton, New Jersey 08543-2066, telephone(609) 987-3442.

     You should rely only on the information contained in or incorporated by reference in this Prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the Prospectus is accurate as of any date other than the date of this Prospectus.

                                   THE COMPANY

     The principal executive offices of Summit are located at 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066 and the telephone number is (609) 987-3200.

                                    THE PLAN

     The following, in a question and answer format are the provisions of the Plan.

PURPOSE

     1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to give holders of record of Summit common stock ("Common Stock") the opportunity to have dividends on their Common Stock automatically and fully reinvested in additional shares of Common Stock and the opportunity to make optional cash purchases of additional shares of Common Stock. At Summit's discretion, the Plan may purchase shares of Common Stock from Summit or in the open market. See Question 10 below. When shares are purchased by the Plan from Summit, Summit will use the proceeds of such sale for general corporate purposes.

     The Plan is intended to facilitate investment in Common Stock by long-term investors and is not intended to provide any person, organization or other entity with a means to engage in transactional profit activities. Summit may modify, limit, condition, suspend, or terminate participation in the Plan or the optional cash purchase feature of the Plan by any shareholder who Summit, in its sole discretion, decides may be using the Plan for purposes which may be inconsistent with the intended purpose of the Plan. Activities such as frequent withdrawals of shares from accounts, the establishment of a series of apparently related accounts which would allow avoidance of the optional cash purchase limit, or excessive joining and terminations are examples of the types of transactions that Summit could consider to be inconsistent with the intended purpose of the Plan.

ADVANTAGES

     2. WHAT ARE THE ADVANTAGES OF THE PLAN?

     o Full investment of funds, whether through dividend reinvestment or optional cash purchases, is possible because the Plan credits fractional as well as whole shares to your Plan account. Fractional shares earn dividends just like whole shares when held in a Plan account.

     o You can purchase additional shares of Common Stock each month with optional cash payments ranging from a minimum of $10 to a maximum of $25,000 per quarter. You can make optional cash purchases on a transaction-by-transaction basis by check or money order or on an automatic basis each month by means of preauthorized electronic fund transfers from a U.S. financial institution.

     o Shares purchased by the Plan are held in safekeeping by the Plan Administrator. This releases you from the need to keep track of multiple share certificates. Regular statements of account provide simplified record keeping.

     o The Plan Administrator also accepts for safekeeping shares of Common Stock you hold in certificate form. Shares represented by the certificates are deposited in your Plan account and ownership is indicated on the periodic account statements sent to you.

PLAN ADMINISTRATOR

     3. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     First Chicago Trust Company of New York, a division of EquiServe (sometimes referred to as the Plan Administrator) acts as agent for participants. The Plan Administrator keeps records, sends statements of account to participants and performs other administrative duties relating to the Plan. Once you have joined the Plan, all correspondence concerning the Plan should be directed to:

    FIRST CHICAGO TRUST COMPANY OF NEW YORK
    P.O. BOX 2598
    JERSEY CITY, NEW JERSEY 07303-2598
    TELEPHONE NUMBER: 800-519-3111

     Be sure to include a reference to Summit Bancorp. in your correspondence.

     An automated voice response system is available 24 hour a day, 7 days a week. Customer Service Representatives are available 8:30 a.m. to 7:00 p.m., Eastern Time, each business day. A TDD (telecommunication device for the hearing impaired) is available at 201-222-4955. The First Chicago Internet address is "http://www.fctc.com" Messages forwarded on the Internet will generally be responded to within one business day. First Chicago Trust's e-mail address for the Plan is "fctc_summit@em.fcnbd.com".

     The Plan Administrator may resign on ninety (90) days notice to Summit, in which event Summit will appoint another Plan Administrator. Summit may change the Plan Administrator and may name itself as Plan Administrator. Summit will give all participants written notice of any change in the Plan Administrator.

PARTICIPATION

     4. WHO IS ELIGIBLE TO PARTICIPATE?

     All shareholders of record of Common Stock (except residents of Canada) are eligible to participate in the Plan.

     If you are the beneficial owner of shares of Common Stock registered in the name of a broker, a bank or other nominee and you wish to participate in the Plan with respect to all or a portion of such shares, you must first arrange with the broker, bank or other nominee to have those shares reregistered in your name. This is done by requesting of the broker, bank or other nominee that a certificate representing such shares be sent to you.

     A broker, bank or other nominee who wishes to participate in the Plan may do so but only with respect to all shares of Common Stock held by the broker, bank or nominee. If a broker, bank or other nominee elects to participate in the Plan, it must execute an Authorization Form.

     5. HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT IN THE PLAN?

     An eligible shareholder may become a participant in the Plan by completing and signing an Authorization Form and returning it to the Plan Administrator at the address given at Question 3 above.

     You can obtain an Authorization Form at any time by writing First Chicago Trust Company of New York at the address given at Question 3, by calling the Plan Administrator at the telephone number given at Question 3, by writing to the Corporate Secretary of Summit at the address of the principal executive offices of Summit given on page 2 or by calling Summit at (609) 987-3442.

     The Authorization Form directs Summit to pay to the Plan Administrator the cash dividends on ALL shares of Common Stock registered in the name of the shareholder who signs the Authorization Form, whether held in certificate form or, after participation in the Plan commences, held in a Plan account. The Authorization Form also authorizes the Plan Administrator to act as agent for the shareholder in using cash dividends and optional cash payments to purchase whole and fractional shares of Common Stock in accordance with the terms and conditions of the Plan.

     If you own Common Stock under more than one form of registration, you must complete a separate Authorization Form for each form of registration if you want dividends on all such differently registered shares to be reinvested. You should contact the Plan Administrator for instructions if you wish to consolidate shares held in several forms of registration into a single form of registration to simplify participation in the Plan.

     6. MAY I REINVEST DIVIDENDS ON ONLY PART OF THE SHARES REGISTERED IN MY
        NAME?

     No. The Authorization Form directs Summit to pay to the Plan Administrator all cash dividends on all shares of Common Stock registered in the name of the shareholder who signs the Authorization Form, whether held by the shareholder in certificate form or held in the shareholder's Plan account. See Question 5 above. Dividends on shares of Common Stock you beneficially own which are held in the name of a broker, bank or other nominee cannot be reinvested in additional shares of Common Stock unless the broker, bank or other nominee participates in the Plan or unless you request that the broker, bank or other nominee cause the shares to become reregistered in your name. See Question 4 above.

     7. WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

     At any time. However, in order to have a particular dividend reinvested in additional shares of Common Stock under the Plan, you must send an Authorization Form in sufficient time so that it is received by the Plan Administrator on or before the record date declared for that particular dividend. Dividend payment dates have customarily fallen on the first business day of each February, May, August and November and record dates have customarily fallen within the first seven days of the month preceding each of these months. (Despite past practices, the Board of Directors of Summit has the right to set dividend payment dates and record dates in its discretion). Therefore, as an example, in order to have had the dividend paid February 1, 1999 reinvested in additional Common Stock under the Plan, you would have had to have ensured that an Authorization Form was received by the Plan Administrator on or before January 7, 1999, which was the record date for that dividend.

     You may purchase shares when you join the Plan by sending an optional cash payment in the form of a check or money order to the Plan Administrator with the Authorization Form. You should make checks and money orders payable to "First Chicago--Summit Plan". When joining the Plan you may also send an Automatic Monthly Deduction Form authorizing automatic monthly optional cash payments by electronic funds transfer to the Plan Administrator with an Authorization Form. You should request the Automatic Monthly Deduction Form from the Plan Administrator at the same time as the Authorization Form. Optional cash purchases will be made in accordance with the procedures described at Questions 11, 12 and 13.

     8. MAY I SEND MY SHARE CERTIFICATES TO THE PLAN ADMINISTRATOR FOR SAFEKEEPING?

     Yes.

     You may deposit any or all share certificates representing Common Stock with the Plan Administrator. You may do so at the time the Authorization Form is sent to the Plan Administrator or at any time thereafter. The Plan Administrator recommends that any share certificates sent to it be accompanied by written instructions and be sent by registered mail, return receipt requested, and insured in an amount equal to the premium for a replacement bond (currently 2% of the market value of the certificates mailed, with a minimum of $20.00) if your certificate is lost. You should contact the Plan Administrator if you would like assistance in calculating the premium for the replacement bond. You should not endorse your certificates. The Plan Administrator will cancel share certificates so received, reregister the shares represented thereby in the name of the Plan Administrator or its nominee and credit your Plan account with the appropriate number of shares. You may thereafter request certificates for any number of whole shares in your Plan account by following the procedures described at Question 19.

COSTS

     9. WHAT ARE THE COSTS TO A PARTICIPANT IN THE PLAN?

     You are not charged fees for joining the Plan.

     When you purchase additional shares of Common Stock under the Plan with either reinvested dividends or optional cash payments no brokerage commission or service fee is assessed when the Plan purchases the Common Stock directly from Summit; however, when the Plan purchases Common Stock in the open market the brokerage commission incurred by the Plan is passed on to you but no service fee is assessed. At the date of this Prospectus, the Plan incurs brokerage charges of $.03 per share purchased.

     When some or all of the Common Stock in your Plan account is sold by the Plan Administrator at your request, the brokerage commission incurred by the Plan in the sale is passed on to you, a service fee is assessed and any applicable taxes are collected. When only the fractional share in your account is sold by the Plan Administrator in connection with the termination of a Plan account, the nominal brokerage commission incurred by the Plan in the sale is passed on to you, any applicable taxes are collected and the amount of any service fee is assessed. See Question 22 for details.

     When you make optional cash purchases through electronic fund transfers you are charged a $1.00 service fee by the Plan Administrator for each electronic fund transfer processed. You will also be charged the Plan Administrator's prevailing fees for dishonored checks and failed electronic fund transfers due to insufficient funds and for requests for account statements two or more years old.

PURCHASES

     10. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     Common Stock for the Plan is purchased either directly from Summit or in the open market. The decision with respect to the source of Common Stock purchased by the Plan will be made by Summit in its sole discretion and will be based on factors considered relevant at the time by Summit. Shares purchased directly from Summit are issued by Summit out of its legally authorized but unissued shares of Common Stock, shares of issued Common Stock held in Summit's treasury, if any, or both.

     11. WHAT IS THE PRICE OF COMMON STOCK PURCHASED THROUGH THE PLAN?

     The purchase price for shares of Common Stock purchased through the Plan directly from Summit is 100% of the average of the high and low sale prices of Common Stock as reported on the NYSE--Composite Transactions Tape, or other authoritative sources, for the period of five consecutive trading days ending on the investment date, as that term is defined at Question 12. A "trading day" for purposes of this Plan is a day on which the trade of at least one share of Common Stock is reported on the NYSE--Composite Transactions Tape. If during the ten days immediately preceding and ending on the investment date that the securities markets are open for trading there occur fewer than five "trading days", then the purchase price shall be determined by Summit senior management on the basis of such information as it considers best reflects market value.

     The purchase price for shares of Common Stock acquired by the Plan on the open market is the weighted average purchase price, including brokerage commissions, of all shares purchased for the Plan during the relevant investment period, as that term is defined at Question 12.

     12. WHEN DO PLAN PURCHASES OF COMMON STOCK OCCUR?

     Purchases of Common Stock directly from Summit with reinvested dividends occur on the payment date of the particular dividend if that date is a trading day, or on the first trading day following the dividend payment date if the dividend payment date is not a trading day.

     Purchases of Common Stock directly from Summit with optional cash payments occur on the first trading day of each month. All optional cash payments in the form of checks or money orders received by the Plan Administrator on or before that day (and subsequent to the first trading day of the previous month) are used to purchase additional Common Stock. All optional cash payments received by the Plan Administrator in the form of electronic fund transfers pursuant to Automatic Monthly Deduction Forms are also used to purchase additional Common Stock on the first trading day of each month, although the actual transfer to the Plan Administrator of such funds occurs three business days prior to the first trading day of the month (such transfer date being referred to herein as the "electronic transfer date"). The first electronic fund transfer authorized by an Automatic Monthly Deduction Form occurs on the first electronic transfer date which follows by at least three business days the Plan Administrator's receipt of a properly completed Automatic Monthly Deduction Form. See Questions 14 and 15.

     Dates on which Common Stock is purchased directly from Summit, whether with reinvested dividends or optional cash payments, are referred to in this Prospectus as "investment dates".

     Purchases of Common Stock on the open market may be made in one or more trades over one or more trading days but will always commence, in the case of reinvested dividends, on the dividend payment date or, if the dividend payment date is not a trading day, on the first trading day following the dividend payment date and, in the case of optional cash payments, on the first trading day of a particular month. The periods during which Common Stock is purchased on the open market, whether with reinvested dividends or optional cash payments, are referred to in this Prospectus as "investment periods". Optional cash payments in the form of checks or money orders received by the Plan Administrator on or before the first day of a particular investment period (and subsequent to the first day of the immediately preceding investment period) will be used to purchase additional Common Stock during that investment period. All optional cash payments received by the Plan Administrator pursuant to Automatic Monthly Deduction Forms are also used to purchase additional Common Stock during the relevant investment period, although the actual transfer to the Plan

Administrator of such funds occurs three business days prior to the first day of the investment period (such transfer day also being referred to herein as the "electronic transfer date").

     Investment periods will not extend more than 30 days beyond the first day of the investment period, except where a longer period is made advisable or necessary by applicable securities laws. Purchases may be made on any securities exchange where Common Stock is traded, in the over-the-counter market, or by negotiated transaction and may be subject to such price, delivery or other terms as the Plan Administrator may agree to. Neither Summit nor any participant shall have any authority or power to direct the time or price at which Common Stock is purchased, the selection of the broker or dealer or from whom purchases are made, or any other terms of purchases.

     13. HOW IS THE NUMBER OF SHARES PURCHASED FOR A PARTICIPANT DETERMINED?

     Your account will be credited with that number of shares, including fractional shares, computed to three decimal places, equal to the total amount to be invested on your behalf divided by the purchase price per share (determined as set forth at Question 11).

OPTIONAL CASH PAYMENTS

     14. HOW CAN I PURCHASE COMMON STOCK WITH OPTIONAL CASH PAYMENTS?

     You can purchase additional Common Stock through the Plan by making an optional cash payment by check, money order or electronic fund transfer to the Plan Administrator. You may send a check or money order for an optional cash purchase to the Plan Administrator at any time after you have begun to participate in the Plan, or, if, you so desire, when you join the Plan by including either with the Authorization Form. Likewise, you may submit an Automatic Monthly Deduction Form to the Plan Administrator at any time after you have begun to participate in the Plan or when you join the Plan by including it with the Authorization Form, but fund transfers pursuant to an Automatic Monthly Deduction Form do not commence until the electronic transfer date which first follows by at least three business days the Plan Administrator's receipt of the properly completed Automatic Monthly Deduction Form. As discussed at Question 12, an "electronic transfer date" is the date three business days prior to either an investment date (when Plan purchases of Common Stock are being made directly from Summit) or the first day of an investment period (when Plan purchases of Common Stock are being made on the open market), and represents the date on which electronic fund transfers authorized by Automatic Monthly Deduction Forms are received by the Plan Administrator on your behalf.

     An Automatic Monthly Deduction Form permits you to make optional cash purchases of Common Stock on a monthly basis without the need to write a check or money order for each purchase. On the Automatic Monthly Deduction Form you can authorize a U.S. financial institution holding your funds to transfer a designated amount each month from your account at the financial institution to the Plan Administrator for use in purchasing additional Common Stock. To initiate optional cash purchases through electronic fund transfer you must send to the Plan Administrator, at the address given at Question 3, a properly completed Automatic Monthly Deduction Form and include as an attachment thereto a voided blank check for the account the funds are to be transferred from. Automatic fund transfers authorized by an Automatic Monthly Deduction Form will continue until changed or terminated. You can modify or terminate a Automatic Monthly Deduction Form only by submitting a new Automatic Monthly Deduction Form to the Plan Administrator. Changes effected by a new Automatic Monthly Deduction Form will not take effect until the electronic transfer date which first follows by at least three business days the Plan Administrator's receipt of the properly completed new Automatic Monthly Deduction Form.

     You can obtain an Automatic Monthly Deduction Form by any one of the means set forth at Question 5 for obtaining an Authorization Form.

     You are assessed a service charge of $1.00 for each electronic fund transfer processed by the Plan Administrator for an optional cash purchase. The $1.00 is deducted from the amount transferred to the Plan Administrator prior to the optional cash purchase. The financial institution that you designate on an Automatic Monthly Deduction Form may charge an additional fee for participating in the electronic fund transfer. You are encouraged to consult with your financial institution prior to sending an Automatic Monthly Deduction Form to the Plan Administrator.

     No optional cash purchases will be made with amounts of less than $10. Any Automatic Monthly Deduction Form received by the Plan Administrator which does not authorize monthly fund transfers of at least $10.00 will not be processed by the Plan Administrator. Checks or money orders submitted on your behalf which do not, as of a relevant investment date or the first day of a relevant investment period, as appropriate, aggregate at least $10.00 will be returned to you.

     No optional cash purchases aggregating more than $25,000 will be made on your behalf in any quarter. Any Automatic Monthly Deduction Form received by the Plan Administrator which authorizes monthly fund transfers aggregating more than $25,000 per quarter will not be processed by the Plan Administrator. In the event amounts received on your behalf by check, money order and electronic fund transfer for optional cash purchases exceed $25,000 for a particular quarter, the Plan Administrator will make optional cash purchases of up to $25,000 on your behalf and return amounts in excess of $25,000 per quarter to you in a manner deemed appropriate by the Plan Administrator in its sole discretion.

     A "quarter", as used in this Prospectus, is the three-month period which commences on the first day of each of February, May, August, and November. In the event dividend payment dates cease to be the first business day of each of these months, a "quarter" for purposes of this Prospectus may be redefined. Checks and money orders for optional cash purchases should be accompanied by an Authorization Form, if you are joining the Plan, or, if you already participate in the Plan, by a letter of instruction or the cash payment form which is attached to each Dividend Reinvestment and Stock Purchase Plan account statement. Summit reserves the right in its sole discretion to suspend without prior notice the purchase of additional Common Stock with optional cash payments and to refund optional cash payments to participants.

     Checks and money orders for optional cash purchases should be made payable to "First Chicago--Summit Plan". Please write your Plan account number on the check or money order. Your Plan account number appears on your Plan account statements. Unless mailed with an Authorization Form, checks, money orders and Automatic Monthly Deduction Forms for optional cash purchases should be mailed to: First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 13531, Newark, New Jersey 07188-0001.

     15. WHEN MAY OPTIONAL CASH PAYMENTS BE MADE?

     You may send checks and money orders for optional cash purchases to the Plan Administrator at any time. When Common Stock is being purchased by the Plan directly from Summit, the Plan Administrator makes an optional cash purchase on a particular investment date using all checks and money orders received on or before that investment date (and subsequent to the immediately preceding investment date). When Common Stock is being purchased by the Plan on the open market, the Plan Administrator makes an optional cash purchase on the first day of a particular investment period using all checks and money orders received by the Plan Administrator on or before the first day of that investment period (and subsequent to the first day of the immediately preceding investment period).

     You may also send Automatic Monthly Deduction Forms to the Plan Administrator at any time. However, electronic fund transfers authorized by Automatic Monthly Deduction Forms are not made until the date which is three business days prior to either a particular investment date (when Plan purchases of Common Stock are being made directly from Summit) or the first day of a particular investment period (when Plan purchases of Common Stock are being made on the open market). As discussed previously, the date on which electronic fund transfers occur is referred to as the "electronic transfer date". However, no electronic fund transfer will occur pursuant to an Automatic Monthly Deduction Form, whether an initial Automatic Monthly Deduction Form or a revised Automatic Monthly Deduction Form, until the electronic transfer date which follows by at least three business days the Plan Administrator's receipt of such Automatic Monthly Deduction Form. Likewise, an Automatic Monthly Deduction Form authorizing the termination of monthly fund transfers will not take effect until the electronic transfer date which follows by at least three business days the Plan Administrator's receipt of such Automatic Monthly Deduction Form.

     An optional cash payment sent to the Plan Administrator in the form of a check or money order will be refunded if a written request for such refund is received by the Plan Administrator at least two business days before either the next investment date or the commencement of the next investment period, as the case may be.

     NO INTEREST WILL BE PAID ON ANY OPTIONAL CASH PAYMENTS HELD FOR INVESTMENT.

     16. DOES THE PLAN REQUIRE PARTICIPANTS TO MAKE OPTIONAL CASH PURCHASES?

     No. While the optional cash payment feature offers you the opportunity to increase your ownership of Common Stock, you are not required to make optional cash purchases.

REPORTS TO PARTICIPANTS

     17. ARE REPORTS SENT TO PARTICIPANTS IN THE PLAN?

     Yes. You generally receive a statement of account within two weeks after each investment for your Plan account. You should keep statements of account for income tax purposes. In addition, the Plan Administrator will distribute to you a copy of materials sent to Summit's shareholders of record, including the Annual Report to Shareholders, Notice of Annual Meeting and Proxy Statement.

DIVIDENDS

     18. ARE PARTICIPANTS CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. Summit pays dividends, as declared, to all record holders of its Common Stock. The Plan Administrator, as the record holder of Common Stock held in participants' accounts, receives the dividends paid on such Common Stock and allocates to each participant account dividends equal to the number of whole and fractional shares in the account times the dividend rate paid. The Plan Administrator then reinvests such dividends in additional shares of Common Stock computed to three decimal places and credits such shares to the respective participants' Plan accounts.

     Common Stock purchased by the Plan in the open market with optional cash payments in the month of a dividend record date may not always become entitled to receive the dividend paid with respect to that particular record date. No dividend will become payable on Common Stock purchased with optional cash payments if the investment period during which the Common Stock is purchased does not end before the "ex-dividend date" for that dividend. (The "ex-dividend date" is the date as of which a stock trades on the stock exchanges without the right to receive that stock's most recently declared dividend, assuming the normal three day settlement period). No dividend will become payable because record ownership for the Common Stock purchased during an investment period is not transferred to the Plan until all purchases occurring during the investment period on behalf of the Plan have settled. Consequently, unless the last purchase of an investment period occurs before an "ex-dividend date", that last purchase of the investment period will not settle, and the Plan will not become the record owner of the stock purchased during the investment period, until after the dividend record date.

     As an example of the foregoing, if an investment period for optional cash purchases were to extend from January 2 through January 5 of a particular year while the record date for the next dividend were January 6 (assuming these five days were trading days), the Plan (and optional cash purchasers that month) would not receive the January 6 dividend on Common Stock purchased during that investment period because the last purchase of the investment period would not settle (and the Plan would not become the record owner of the stock purchased during this investment period) until after the January 6 dividend record date. January 3 would be the ex-dividend date for the January 6 dividend and all purchases would have had to have been made on or before January 2.

     At the date of this Prospectus, Summit expects that it will continue to pay dividends, but the Board of Directors of Summit has sole discretion in setting the amount of (including none), record date and payment date for any dividend.

CERTIFICATES FOR SHARES

     19. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED UNDER THE PLAN?

     Normally, shares purchased under the Plan are registered in the name of the Plan Administrator or its nominee and individual share certificates are not issued to you. This service protects against the loss, theft or destruction of the stock certificates representing Plan shares. However, the Plan Administrator will issue certificates for part or all of the whole shares which are credited to your account under the Plan upon your written request for such certificates. This request should be mailed to the Plan Administrator at the address indicated at Question 3. Even after the Plan Administrator has issued certificates to you for some or all of the whole shares held in your Plan account, dividends on all shares registered in your name will continue to be reinvested in additional Common Stock pursuant to the Plan. Of course, if you withdraw from the Plan the automatic reinvestment of dividends will stop. If you cause certificated shares to be reregistered in another name, because of a sale, gift or other transfer of these shares, dividends on the reregistered shares will not be reinvested in additional Common Stock under the Plan unless an Authorization Form with respect to such shares is received by the Plan Administrator.

     Shares held by the Plan Administrator in your account may not be pledged or assigned. If you wish to pledge or assign such shares you must first request that the Plan Administrator issue certificates for such shares.

     A certificate for a fractional share will not be issued under any circumstances.

     20. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     Accounts under the Plan are registered in the name or names in which the Common Stock certificates of a shareholder were registered at the time the shareholder joined the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

WITHDRAWALS

     21. WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     You may request to withdraw from the Plan at any time. If your request to withdraw is received by the Plan Administrator after the payment date for one dividend but before the record date of the next dividend payment, then the request to withdraw will be processed by the Plan Administrator as soon as practicable after receipt and all dividends paid after the date of such receipt will be paid to you in cash, unless you rejoin the Plan.

     If your request to withdraw is received by the Plan Administrator on the record date for a particular dividend, or after the record date for a particular dividend but three or more business days before the payment date for that dividend, the Plan Administrator will process your request to withdraw as soon as practicable after its receipt and pay the relevant dividend in cash.

     If your request to withdraw is received by the Plan Administrator less than three business days before the payment date for a particular dividend, the Plan Administrator will either pay the relevant dividend in cash or reinvest the relevant dividend in additional Common Stock for your Plan account (in accordance with the response to Question 12). In the event the dividend is reinvested, the Plan Administrator may sell in the open market as soon thereafter as practicable the shares so purchased and send to you a check representing the proceeds of the sale minus the nominal brokerage commission incurred by the Plan Administrator, a service fee (currently $10, but subject to change) and any taxes incurred or required to be collected by the Plan Administrator.

     Any optional cash payment received from you by the Plan Administrator prior to the receipt of your request to withdraw will be invested for you unless you specifically request in your request to withdraw that the optional cash payment be returned to you and such request is received by the Plan Administrator at least two business days before either the next investment date or the commencement of the next investment period, as the case may be. If you fail to request the return of an optional cash payment in the circumstances just described at least two business days before either the next investment date or the commencement of the next investment period, the investment of the optional cash payment in additional Common Stock which occurs as a consequence of this failure will result in your reenrollment in the Plan.

     22. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     By sending a signed, written request to withdraw to the Plan Administrator. Upon electing to withdraw from the Plan, you must choose between the following two payment methods:

     1. PAYMENT METHOD ONE. The Plan Administrator will send to you a certificate representing the whole shares of Common Stock held in your Plan account and a check representing the proceeds of a sale on the open market of any fractional share in your Plan account minus the nominal brokerage commission incurred by the Plan Administrator, any taxes incurred or required to be collected by the Plan Administrator and any service fee.

     2. PAYMENT METHOD TWO. You may, upon a withdrawal from the Plan, request that all shares credited to your account in the Plan be sold by the Plan Administrator. If you request such sale, the Plan Administrator will arrange for the sale of all of your shares in the open market as soon as practicable thereafter. Following the sale, the Plan Administrator will send you a check representing the proceeds of the sale minus the brokerage commission incurred by the Plan Administrator, a service fee (currently $10 but subject to change) and any taxes incurred or required to be collected by the Plan Administrator.

     If you send a request to withdraw to the Plan Administrator but fail to select a payment method, Payment Method One will be followed.

     You need not withdraw from the Plan in order to have the Plan Administrator sell Common Stock in your account into the open market. You may instruct the Plan Administrator to sell only a portion of the Common Stock held in your Plan account. You may give any such instructions by writing to the Plan Administrator at the address given at Question 3 or by calling the Plan Administrator at the phone number given at Question 3. The Plan Administrator will make every effort to process a sale order on the day the order is received, provided that the instructions are received before 1:00 p.m. Eastern Time on a day both the Plan Administrator and the relevant securities market are open. As soon as practicable following the sale, the Plan Administrator will send you a check representing the proceeds of the sale minus the brokerage commission incurred by the Plan Administrator, a service fee (currently $10 but subject to change) and any taxes incurred or required to be collected by the Plan Administrator.

     Whenever you are not the owner of at least ten shares (either in certificate form or through the participant's Plan account), the Plan Administrator may, if instructed by Summit, terminate your Plan account, sell the shares and send you the proceeds of the sale (determined as set forth below). Such shares may be sold, in the discretion of Summit, on the open market or to other Plan participants. If the sale is made to Plan participants, the sale will occur on the first investment date following the termination of the Plan account and the price per share to be paid by the Plan Administrator, and the price per share to be received by you, will be based on the five-day average share price calculated in accordance with the procedures described at Question
11. If the sale is made on the open market, the amount you will be paid for such shares will be equal to the proceeds of such sale minus the brokerage commission incurred by the Plan Administrator, a service fee (currently $10 but subject to change) and any taxes incurred or required to be collected by the Plan Administrator.

     Participation in the Plan will terminate when the Plan Administrator receives proper notice of the death of the holder of a Plan account which is registered solely to that holder. Because the requirements for such notice vary greatly, depending on the state of residence of the participant and form of registration of the participant's Plan account, the Plan Administrator should be contacted at the address or phone number listed in the response to Question 3 in the event of such death.

     23. WHAT IS THE EFFECT ON A PARTICIPANT'S PLAN ACCOUNT IF THE PARTICIPANT SELLS OR TRANSFERS ALL COMMON STOCK HELD IN CERTIFICATE FORM REGISTERED IDENTICALLY TO THE PLAN ACCOUNT?

     If you sell or otherwise transfer all certificated Common Stock registered identically to your Plan account, dividends on uncertificated shares held by the Plan Administrator in your Plan account will continue to be reinvested in additional Common Stock unless a request to withdraw from the Plan is received by the Plan Administrator.

     24. WHEN MAY A SHAREHOLDER REJOIN THE PLAN?

     Generally, an eligible shareholder may rejoin the Plan at any time. However, Summit and the Plan Administrator, reserve the right to reject any Authorization Form from a previous participant on grounds of excessive joining and withdrawal activity.

RIGHTS OFFERINGS, STOCK DIVIDENDS AND STOCK SPLITS

     25. IF SUMMIT HAS A COMMON STOCK RIGHTS OFFERING, HOW WILL THE RIGHTS OFFERED WITH RESPECT TO SHARES HELD IN PLAN ACCOUNTS BE HANDLED?

     Warrants representing rights offered with respect to the whole shares of Common Stock credited to your Plan account (as well as the warrants relating to shares you hold in certificate form) will be mailed directly to you in the same manner as warrants are mailed to shareholders of record who do not participate in the Plan.

     26. WHAT HAPPENS IF SUMMIT ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
SPLIT?

     Whole and fractional shares of Common Stock distributable to Plan participants in a stock dividend or stock split on shares held in Plan accounts will be distributed by Summit to the Plan Administrator who will then allocate such shares to participants' Plan accounts. If you also hold Common Stock in certificate form, the Plan Administrator will issue and mail to you certificates representing the whole shares of Common Stock distributable on such shares held in certificate form, and a check in lieu of any related fractional share.

VOTING RIGHTS

     27. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT ANNUAL OR SPECIAL MEETINGS OF SHAREHOLDERS?

     If you hold shares of Common Stock in certificate form as well as shares in a Plan account, you will receive a single proxy card covering the shares held in certificate form and the whole shares held in your Plan account. If you hold no shares in certificate form, you will receive a proxy card for the whole shares held in your Plan account.

     If you return a properly signed proxy card, your whole shares, whether held in certificate form or held in a Plan account, will be voted as directed on the proxy card. If you return a properly signed proxy card without direction with respect to any item thereon, all of your shares -those held in certificate form, if any, and whole shares held in your Plan account -- will be voted in accordance with the recommendations of Summit's Board of Directors. If you do not return the proxy card or return the proxy card unsigned, none of your whole shares, whether held in certificate form or held in a Plan account, will be voted unless you attend the shareholder meeting and vote your shares in person.

FEDERAL INCOME TAX CONSEQUENCES

     28. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Reinvested Dividends. When purchases of Common Stock with reinvested dividends are made directly from Summit, you should include in gross income a dividend equal to the number of shares (including fractional shares) of Common Stock so purchased multiplied by the fair market value (as defined below) of a share of Common Stock on the investment date. Your basis in such shares will also equal the fair market value of the shares on the investment date.

     For purposes of this Question 28, the "fair market value" of a share of Common Stock on the investment date must be determined under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Internal Revenue Service regulations. Under those regulations, if the Common Stock trades on the investment date, the fair market value of a share of Common Stock is the average of the high and low sales prices of a share of Common Stock as reported on the

NYSE--Composite Transactions Tape for that date. If the Common Stock does not trade on that date, the fair market value of a share of Common Stock is the weighted average of the mean of the high and low sales prices of a share of Common Stock on the nearest trading date before and after the investment date. By contrast, the purchase price per share of Common Stock paid by the Plan Administrator for Common Stock purchased from Summit is determined by averaging the high and low sale prices of a share of Common Stock over the five consecutive trading day period ending on and including the relevant investment date. As a result, it is possible that the fair market value of a share of Common Stock (as determined under the Code and applicable regulations) could exceed the per share price actually paid by the Plan Administrator (as determined during the five day averaging period). If this occurs, the amount of dividend includible in your gross income and reported to the Internal Revenue Service for federal income tax purposes would exceed the amount of dividend actually paid and reinvested on your behalf pursuant to the Plan.

     When the Plan Administrator purchases shares of Common Stock on the open market with reinvested dividends, you should include in gross income an amount equal to the dividend reinvested. Your basis in shares acquired in the open market also will be the amount of the dividend reinvested.

     Optional Cash Payments. When purchases of Common Stock with optional cash payments are made directly from Summit, you should include in gross income a dividend equal to the excess, if any, of the fair market value (as defined above) of such shares on the investment date over the amount of the optional cash payment. Your basis in such shares will also equal the fair market value of the shares on the investment date.

     Alternatively, when the Plan Administrator purchases shares of Common Stock on the open market with optional cash payments, you should recognize no income, gain or loss. Your basis in shares acquired in the open market will be the amount of the optional cash payment invested.

     The dividends-received deduction applicable to corporations generally equals 70% of the dividends received. Corporate shareholders should be aware that the Code contains rules limiting the availability of the dividends-received deduction including, but not limited to, rules applicable to indebtedness directly attributable to the investment in the stock and rules relating to shareholder's holding period for the stock.

     You will not recognize income, gain or loss when receiving certificates for whole shares credited to your Plan account, either upon your request for such certificates or upon your withdrawal from or termination of the Plan. However, if you, upon withdrawal from or termination of the Plan, request that the Plan Administrator sell any shares (including any fractional share) of Common Stock, you will recognize gain (or loss) in an amount equal to the difference between the net proceeds of the sale and your basis in the shares sold. Such gain or loss will be capital in character if such shares are a capital asset in your hands.

     The holding period for all shares of Common Stock you purchase through participation in the Plan begins on the day following the relevant investment date.

     You will receive statements of account following each purchase of Common Stock for your account. The statements of account will show for all such purchases the per share price paid by the Plan Administrator for the Common Stock (which will include brokerage commissions in the case of Common Stock purchased in the open market). In the case of Common Stock purchased directly from Summit with reinvested dividends, the statements of account will additionally show the fair market value of the Common Stock so purchased. IRS Form 1099-DIV (or an IRS successor form) mailed to you following year-end will report dividend income based on the fair market value of Common Stock, as determined for federal income tax purposes.

     The discussion set forth above is included for general purposes only. You are urged to consult your own tax advisor as to the consequences to you of participating in the Plan under federal and applicable state, local and foreign tax laws.

     29. HOW ARE THE UNITED STATES INCOME TAX WITHHOLDING PROVISIONS APPLIED TO FOREIGN SHAREHOLDERS?

     In the case of those foreign shareholders whose Common Stock dividends are subject to United States federal income tax withholding, the amount of tax required to be withheld will be deducted from the dividend received for the Plan account of the foreign shareholder and the amount remaining will be reinvested in additional shares of Common Stock.

RESPONSIBILITY OF THE PLAN ADMINISTRATOR

     30. WHAT ARE THE RESPONSIBILITIES OF THE PLAN ADMINISTRATOR?

     The Plan Administrator takes receipt of dividends payable to you and of optional cash payments you send and invests such amounts in additional shares of Common Stock. The Plan Administrator also maintains continuing records of your Plan account, holds in nominee name all shares purchased for you and advises you of all transactions in and the status of your Plan accounts. The Plan Administrator acts in the capacity of agent for all Plan participants.

     All notices from the Plan Administrator to you will be addressed to your last address of record with the Plan Administrator. The mailing of a notice to your last address of record will satisfy the Plan Administrator's duty of giving notice to you. YOU SHOULD SEND NOTICES OF CHANGE OF ADDRESS TO THE PLAN ADMINISTRATOR AT THE ADDRESS AT QUESTION 3.

     The Plan Administrator, its nominee or nominees, and Summit shall not have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan including, without limitation, any claim or liability arising out of failure to terminate your account upon your death prior to receipt of notice in writing of such death, nor shall they have any duties, responsibilities or liabilities except as are expressly set forth in the Plan.

     The Plan Administrator has no responsibility with respect to the preparation and contents of this Prospectus, the prices at which shares are purchased or sold for participants' accounts, the times when purchases or sales are made or fluctuations in the market value of Common Stock.

SUSPENSION OR TERMINATION OF THE PLAN

     31. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     While Summit hopes to continue the Plan indefinitely, Summit reserves the right to suspend or terminate the Plan, any feature of the Plan, such as optional cash payments, or any participant's Plan account at any time. Summit also reserves the right to interpret and make modifications to the Plan. Any such suspension, termination or modification will be announced to affected participants.

OTHER INFORMATION

     32. WHAT LIMITATIONS ARE IMPOSED ON A PARTICIPANT WITH RESPECT TO ASSETS HELD UNDER THE PLAN?

     You do not have the right to draw checks or drafts against your Plan account or to give instructions to the Plan Administrator with respect to any Common Stock held in or cash held for your account except instructions expressly provided for in this Prospectus. In addition, you may not pledge or assign Common Stock held in your account as collateral without first requesting and obtaining issuance of a certificate for the whole shares to be pledged as provided in the response to Question 19.

     33. WHO BEARS THE RISK OF FLUCTUATIONS IN THE MARKET PRICE OF SUMMIT'S COMMON STOCK?

     Your investment in Summit Common Stock held in a your account is no different with regard to market risk than an investment in Common Stock held in certificate form. You bear the risk of loss (and receive any benefit of gain) occurring by reason of fluctuations in the market price of Common Stock held in your account.

     NEITHER SUMMIT NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON ANY SHARES PURCHASED UNDER THE PLAN.

EMPLOYEES

     34. IF I AM AN EMPLOYEE OF SUMMIT OR ONE OF ITS AFFILIATED COMPANIES, MAY I PARTICIPATE IN THE PLAN?

     Yes. Employees who wish to have their dividends reinvested and also to have optional cash payments made by means of payroll deductions may participate in the Plan whether or not they already hold Common Stock registered in their own name. The minimum deduction per pay period is $5.00 ($10.00 per month) and the maximum deduction per pay period is $500.00 ($1,000.00 per month). Employees who wish to enroll in the payroll deduction program should contact their Employee Benefits representative to obtain the appropriate Authorization Form. Employees who wish to participate in the Plan but not through payroll deductions may do so in the manner provided for shareholders of record, as long as they are the record holder of at least one whole share of Common Stock. See Questions 4 and 5.

     Any benefit plan maintained at any time by Summit for its directors, officers, employees, agents or representatives, and the participants in such benefit plans, may, directly or through a plan administrator, participate in the Plan under the terms of the particular benefit plan whether or not the benefit plan or the participants, as the case may be, already own Common Stock registered in its or their own name.

     35. ARE EMPLOYEES RESTRICTED IN ANY WAY FROM RESELLING SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

     Some employees are so restricted. Employees who are "affiliates" of Summit, as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 of the Commission or pursuant to an effective Registration Statement. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Summit. Directors and executive officers of Summit are deemed to be "affiliates" of Summit under this definition. Summit has no present intention of filing a Registration Statement which would permit Summit "affiliates" to reoffer, outside of Rule 144, Common Stock acquired under the Plan.

     Employees who are not affiliates of Summit are free to sell at any time any Common Stock acquired under the Plan.

     Executive officers and directors participating in the Plan are subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to purchases of Common Stock made under the Plan with optional cash payments. While executive officers and directors are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Stock made under the Plan with reinvested dividends, such purchases must be disclosed on reports filed pursuant to Section 16(a) of the Exchange Act.

                                  LEGAL MATTERS

     The legality of the Common Stock offered hereby has been passed upon for Summit Bancorp. by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. On January 25, 1999, Mr. Ober owned 46,844 shares of Common Stock and options to purchase 137,434 shares of Common Stock at a weighted average exercise price of $21.86 per share.

                                     EXPERTS

     The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

     Article IX, Section 5 of the By-Laws of Summit provides, in effect, that to the extent and under circumstances permitted by the New Jersey Business Corporation Act, Summit shall indemnify its directors, officers and employees. In addition, Summit has purchased insurance policies which provide coverage for its directors, officers and employees in certain situations.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Summit pursuant to the foregoing provisions, Summit has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Summit of expenses incurred or paid by a director, officer or controlling person of Summit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares offered hereby, Summit will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

================================================================================

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
  WHERE YOU CAN FIND
   ADDITIONAL INFORMATION ...............................................   1
  THE COMPANY ...........................................................   1
  THE PLAN ..............................................................   2
    Purpose .............................................................   2
    Advantages ..........................................................   2
    Plan Administrator ..................................................   3
    Participation .......................................................   3
    Costs ...............................................................   5
    Purchases ...........................................................   5
    Optional Cash Payments ..............................................   7
    Reports to Participants .............................................   9
    Dividends ...........................................................   9
    Certificates for Shares .............................................  10
    Withdrawals .........................................................  11
    Rights Offerings, Stock Dividends
     and Stock Splits ...................................................  13
    Voting Rights .......................................................  13
    Federal Income Tax Consequences .....................................  13
    Responsibility of the Plan
     Administrator ......................................................  15
    Suspension or Termination of the
     Plan ...............................................................  15
    Other Information ...................................................  16
    Employees ...........................................................  16
  LEGAL MATTERS .........................................................  17
  EXPERTS ...............................................................  17
  INDEMNIFICATION .......................................................  17





================================================================================



                                     SHARES

                                       OF

                                  COMMON STOCK





                                     SUMMIT
                                     BANCORP
                                     [LOGO]




                                 SUMMIT BANCORP.




                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN




                                JANUARY 29, 1999



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

           ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. (1)

Registration Fee - Securities and Exchange Commission             $  7,588
Legal Fees and Expenses                                                0
Accountants Fees and Expenses                                        5,000
Printing Expenses                                                   10,000
Plan Administration Fees (2)                                       100,000
Miscellaneous Expenses                                               1,000
                                                                  --------
     Total Expenses                                               $123,588
                                                                  --------
-------------

(1) All of the foregoing, except the Securities and Exchange Commission registration fee and legal fees, are estimates.

(2)  Represents estimated expenses of administering the Plan for one year.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     With respect to the indemnification of directors and officers, Section 5 of
Article IX of the By-Laws of the Company provides:

     Section 5. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

     (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director of Executive Vice President or high ranking officers of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1) or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

     (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 5(b) of this By-Law has been received by the Corporation, the claimant may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such act (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, not an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

     (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

     (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     (h) For purposes of this By-Law:

          (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

          (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

          (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

          (5) "expenses" means reasonable costs, disbursements and counsel fees;

          (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties;

          (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acts in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation."

     (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

     (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

     Article 7 of Summit's Restated Certificate of Incorporation provides that:

     Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such persons duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit. Neither the amendment or repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this
Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.

     Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $50,000,000 in the aggregate.


ITEM 16. EXHIBITS.

     This Registration Statement includes the following exhibits:

    5    Opinion of Richard F. Ober, Jr., Esq. regarding legality.

   23(a) Consent of Richard F. Ober, Jr., Esq. (included as part of Exhibit 5).

   23(b) Consent of KPMG LLP.

   24 Power of Attorney (contained on the signature pages to this Registration Statement).

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor and the State of New Jersey on this 27th day of January, 1999.


                            SUMMIT BANCORP.


                             By:   /s/ T. JOSEPH SEMROD
                                ------------------------------------------
                                   T. Joseph Semrod
                                   Chairman of the Board of Directors
                                   and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Joseph Semrod, John R. Haggerty, William J. Healy and Richard F. Ober, Jr., and each of them, the undersigned's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 27th day of January, 1999 by the following persons in the capacities indicated.

        Signatures                             Titles
        ----------                             -------

  /s/ T. JOSEPH SEMROD
  ----------------------   Chairman of Board
    T. Joseph Semrod       of Directors (Chief Executive Officer)


  /s/ ROBERT G. COX
  ----------------------   President and Director
    Robert G. Cox

        Signatures                             Titles
        ----------                             ------

/s/ JOHN R. HAGGERTY
-----------------------------      Senior Executive Vice
     John R. Haggerty              President-Finance
                                   (Principal Financial Officer)

/s/ WILLIAM J. HEALY
-----------------------------      Executive Vice President
     William J. Healy              and Comptroller
                                   (Principal Accounting Officer)

/s/ S. RODGERS BENJAMIN
-----------------------------      Director
     S. Rodgers Benjamin


/s/ ROBERT L. BOYLE
-----------------------------      Director
     Robert L. Boyle


/s/ JAMES C. BRADY
-----------------------------      Director
     James C. Brady


/s/ JOHN G. COLLINS
-----------------------------      Director
     John G. Collins


/s/ T.J. DERMOT DUNPHY
-----------------------------      Director
     T.J. Dermot Dunphy


/s/ ANNE EVANS ESTABROOK
-----------------------------      Director
     Anne Evans Estabrook


/s/  ELINOR J. FERDON
-----------------------------      Director
     Elinor J. Ferdon



-----------------------------      Director
     William J. Freeman


/s/ THOMAS H. HAMILTON
-----------------------------      Director
     Thomas H. Hamilton


/s/ FRED G. HARVEY
-----------------------------      Director
     Fred G. Harvey


/s/ FRANCIS J. MERTZ
-----------------------------      Director
     Francis J. Mertz

        Signatures                       Titles
        ----------                       ------

/s/ GEORGE L. MILES, JR.
-----------------------------      Director
     George L. Miles, Jr.


/s/  WILLIAM R. MILLER
-----------------------------      Director
     William R. Miller


/s/ RAYMOND SILVERSTEIN
-----------------------------      Director
     Raymond Silverstein


/s/ ORIN R. SMITH
-----------------------------      Director
     Orin R. Smith


/s/ JOSEPH M. TABAK
-----------------------------      Director
     Joseph M. Tabak


/s/ DOUGLAS G. WATSON
-----------------------------      Director
     Douglas G. Watson

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

 5           Opinion of Richard F. Ober, Jr., Esq. regarding legality.

23(a)        Consent of Richard F. Ober, Jr., Esq. (included as part of
               Exhibit 5).

  (b)        Consent of KPMG LLP.

24           Power of Attorney (contained on the signature pages to this
               Registration Statement).